UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 30, 2010, CommScope, Inc., a Delaware corporation (the “Company”), issued a press release announcing that at a special meeting of stockholders of the Company held on December 30, 2010, its stockholders approved the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated October 26, 2010, by and among the Company, Cedar I Holding Company, Inc., a Delaware corporation (“Parent”), and Cedar I Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company. The stockholders of the Company also voted to approve the proposal to adjourn the special meeting if necessary or appropriate to solicit additional proxies. The special meeting was not adjourned to a later date. The final voting results for each proposal are set forth below:

Proposal 1: Adopt the Merger Agreement

For	Against	Abstain
70,821,987	481,202	329,684

Proposal 2: Adjourn the Special Meeting

For	Against	Abstain
65,883,995	5,437,111	311,767

A copy of the press release issued by the Company regarding the results of the stockholder vote at the special meeting of stockholders of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	CommScope, Inc. press release, dated December 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: December 30, 2010

COMMSCOPE, INC.

By:	/s/ Jearld L. Leonhardt
	Name:	Jearld L. Leonhardt
	Title:	Executive Vice President and Chief
Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	CommScope, Inc. press release, dated December 30, 2010